UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 1, 2006

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 651-293-2233

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective January 1, 2006, Ecolab Inc. and Allan L. Schuman entered into Amendment No. 1 to Transition Agreement (the “Amendment”) to provide for, among other things, (i) the continuation of Mr. Schuman’s service as non-employee Chairman of the Board until Ecolab’s 2006 Annual Meeting of Stockholders, currently scheduled to be held May 12, 2006, or any adjournment thereof, at which point Mr. Schuman shall retire from the Board, and (ii) compensation to Mr. Schuman for such continuing service at the same pro rata amount as Mr. Schuman received for 2005.

A copy of the Amendment in connection with this report under Item 1.01 is attached as Exhibit (10) and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)    Exhibits.

(10)                 Amendment No. 1 to Transition Agreement by and between Ecolab Inc.
and Allan L. Schuman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: January 4, 2006	By:	/s/Timothy P. Dordell
		By:	Timothy P. Dordell
		Its:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(10)	Amendment No. 1 to Transition Agreement by and between Ecolab Inc. and Allan L. Schuman.	Filed herewith electronically.